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                                                                    EXHIBIT 5.2



                        [MILES & STOCKBRIDGE LETTERHEAD]


                                  June 16, 1998



FelCor Suite Hotels, Inc.
545 E. John Carpenter Frwy.
Suite 1300
Irving, TX  75062

Ladies and Gentlemen:

         We have acted as special Maryland counsel to FelCor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-4 (Reg. No. 333-50509) filed by the Corporation with the Securities and Exchange Commission on April 20, 1998 (as amended June 1, 1998 and June 16, 1998, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock of the Corporation (the "Common Stock"), to be issued as part of the proposed merger (the "Merger") of Bristol Hotel Company with and into the Corporation. In this capacity we have reviewed the Charter and bylaws of the Corporation, the Registration Statement, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Common Stock, and such certificates and other documents as we deem necessary or advisable for the purposes of this opinion. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement.

         For the purposes of the opinion expressed herein, we have assumed that the issuance of the Common Stock will not violate the "Ownership Limit" as defined in Article V of the Corporation's Charter, or otherwise conflict with or violate any Charter provisions relating to the



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FelCor Suite Hotels, Inc.
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June 16, 1998



Corporation's qualification as a real estate investment trust.

         Based on the foregoing, we are of the opinion that: the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Registration Statement and the resolutions of the Board of Directors relating to the Merger, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     Miles & Stockbridge P.C.



                                                     By: /s/ DAVID GIBBONS
                                                        -----------------------
                                                            Principal